EXHIBIT 99.5



                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF MICHIGAN


__________________________
JOHN TRAMONTANA,          |                                        FILED
                          |    Civil Action No. 02-10012     May 13, 4:03 PM '02
              Plaintiff   |                                        CLERK
                          |                                   US DISTRICT COURT
          V.              |                                   EAST. DIST. MICH.
                          |                                       BAY CITY
CYNTHIA R. MAY,           |
                          |
HAROLD C. BALDAUF, and    |
                          |
JERICHO II, L.L.C.,       |
                          |
              Defendants. |
__________________________|


                                     ORDER
                                     -----


         AND NOW, this _______ day of April, 2002, upon consideration of the Motion for a Preliminary Injunction of Plaintiff John Tramontana, and upon defendants Harold C. Baldauf and Cynthia R. May consenting to the entry a preliminary injunction, it is hereby ORDERED AND DECREED that, until further Order of this Court, during the pendency of this action:

         1. Baldauf will not vote, dispose of, assign or otherwise encumber any of the shares of Bigmar that are the subject of this action or attempt to exercise any rights under that Second Amendment to the Operating Agreement for defendant Jericho, II, L.L.C. dated July 19, 2001;

         2. Defendant May will not attempt to exercise any authority purportedly conferred upon her under that certain Delegation of Authority dated August 30, 2000; and

         3. Defendant May shall not attempt to act as the Managing Member of Jericho, which shall prohibit her from, among other things, (i) attempting to vote any of Jericho's Bigmar


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shares, disposing assigning or otherwise encumbering any of Jericho's assets, or signing any checks, contracts, agreements or other documents on behalf of Jericho.

         Notwithstanding anything stated above, May and Baldauf may vote their membership interests in Jericho with respect to any matter properly raised for consideration in accordance with the terms of that certain Operating Agreement for defendant Jericho II, L.L.C. dated January 29, 1997 as first amended by that certain First Amendment to the Operating Agreement for defendant Jericho II, L.L.C. dated September 12, 1997, as those rights were established prior to the execution of that Second Amendment to the Operating Agreement for defendant Jericho II, L.L.C. dated July 19, 2001.


                                              DAVID M. LAWSON
                                    --------------------------------------
                                    David M. Lawson
                                    United States District Judge


STIPULATED AND AGREED:



/s/ Robert W. Hayes                      /s/ John A. Decker
-------------------------------          --------------------------------------
Robert W. Hayes                          John A. Decker
Aaron Krauss                             Brian Elder
Cozan O'Connor                           Braun, Kendrick, Finkbeiner PLC
1900 Market Street                       4301 Fashion Square Boulevard
Philadelphia, Pennsylvania 19103-3508    Saginaw, Michigan 48603
(215) 665-2000                           (989) 498-2100
On behalf of Plaintiff                    On behalf of Defendant Baldauf

                                         /s/ William K. Holmes
                                         --------------------------------------
                                         William K. Holmes
                                         Molley E. McFarlane
                                         Warner Norcross & Judd LLP
                                         111 Lyon Street, N.W., Suite 900
                                         Grand Rapids, Michigan 49503
                                         (616) 752-2000
                                         On behalf of Defendant May




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